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                                                               EXHIBIT (11)(B)

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 64 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-
572) on behalf of EV Traditional California Municipals Fund, EV Traditional Florida Municipals Fund, EV Traditional Massachusetts Municipals Fund, EV Traditional Mississippi Municipals Fund, EV Traditional New York Municipals Fund, EV Traditional Ohio Municipals Fund, EV Traditional Rhode Island Municipals Fund and EV Traditional West Virginia Municipals Fund of our reports dated November 1, 1996 relating to EV Traditional California Municipals Fund, EV Traditional Florida Municipals Fund, EV Traditional Massachusetts Municipals Fund, EV Traditional Mississippi Municipals Fund, EV Traditional New York Municipals Fund, EV Traditional Ohio Municipals Fund, EV Classic Rhode Island Municipals Fund and EV Traditional West Virginia Municipals Fund, and of our report dated November 1, 1996, relating to California Municipals Portfolio, Florida Municipals Portfolio, Massachusetts Municipals Portfolio, Mississippi Municipals Portfolio, New York Municipals Portfolio, Ohio Municipals Portfolio, Rhode Island Municipals Portfolio and West Virginia Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. (The Rhode Island Fund changed its name from "EV Classic Rhode Island Municipals Fund" to "EV Traditional Rhode Island Municipals Fund" on November 29, 1996.)

     We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP

                                                         DELOITTE & TOUCHE LLP

January 22, 1997
Boston, Massachusetts